UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): (September 6, 2012)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, Harman International Industries, Incorporated (“Harman”) entered into change-in-control severance agreements (collectively, the “CIC Severance Agreements”) with the following members of the Executive Committee: Michael Mauser and I.P. Park. The CIC Severance Agreements provide that if, during the six months prior to or within two years following a change in control of Harman, the executive is terminated without cause or under certain circumstances terminates his own employment, he is entitled to receive a severance payment equal to one and one-half times his highest annual base salary during any period prior to his termination. The executive is also entitled to receive up to $50,000 for outplacement services and, with respect to Mr. Park, 18 months’ COBRA reimbursement on an after-tax basis. Each of the CIC Severance Agreements expires on December 31, 2015. Thereafter, unless Harman or the executive has notified the other by the preceding September 30 that Harman or the executive, as appropriate, does not wish the agreement to be extended, the agreement will be automatically extended on the following January 1 for an additional year.

The foregoing description is qualified in its entirety by reference to the form of CIC Severance Agreement which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

10.1	Form of Severance Agreement between Harman International Industries, Incorporated, and each of Michael Mauser and I.P. Park.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: September 12, 2012